Exhibit 99.2

BLUEJAY DIAGNOSTICS ANNOUNCES CLOSING OF $4.5 MILLION PRIVATE PLACEMENT

PRICED AT-THE-MARKET UNDER NASDAQ RULES

ACTON, Mass., October 10, 2025 — Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical diagnostics company developing near-patient solutions for critical care, today announced the closing of its previously announced private placement for the purchase and sale of an aggregate of 2,250,000 shares of common stock (or pre-funded warrants in lieu thereof) and Series F warrants to purchase up to 4,500,000 shares of common stock at a purchase price of $2.00 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying warrants priced at-the-market under Nasdaq rules. The Series F warrants have an exercise price of $1.75 per share and are exercisable immediately upon issuance. The Series F warrants expire five and one-half years from the date of issuance.

Rodman and Renshaw LLC acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were $4.5 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund matters related to obtaining FDA approval (including clinical studies related thereto), as well as for other research and development activities, and for general working capital needs.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the private placement and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the securities described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bluejay Diagnostics

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-looking Statements

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, statements related to the intended use of proceeds from the offering. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under Part I, Item 1A, “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and in Part II, Item 1A, “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 13, 2025, and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 7, 2025, as such factors may be updated from time to time in other filings with the SEC and accessible on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:

Investor Relations

Bluejay Diagnostics, Inc.

ir@bluejaydx.com

Website: www.bluejaydx.com